Exhibit 99.4

           Pegasus Wireless Announces Two-For-One Forward Stock Split

     Pegasus Wireless (OTCBB:PGWC), , announced today that its Board of Directors has approved a two-for-one common stock split. The stock split will be implemented in the form of a stock dividend of one share of Pegasus Wireless Common Stock for each share of common stock outstanding to stockholders of record on August 31, 2005. The stock dividend is payable on September 1st, 2005. Following the effective date of the split.

     Jasper Knabb, President, commented, "Consistent with our commitment to enhance shareholder value, we believe this stock split will provide our shareholders with greater market liquidity and demonstrates our confidence in the long-term growth prospects of our brands."

About Pegasus Wireless Corporation
     Pegasus Wireless Corporation is a leading provider of advanced wireless solutions. The company creates hardware and software solutions for broadband wireless networking and Internet access applications. Pegasus offers cutting edge wireless products used in computer networking, industrial data transmission, and multimedia applications. These products allow a higher user capacity per base station as compared to the competition, dynamic key sniff-proof security, easy true plug-n-play driverless installation, and bandwidth control, which allows more efficient use of bandwidth and wireless technology that is particularly suitable for point to multi-point applications. Pegasus Wireless Corporation can be contacted at 800-770-6698 or by visiting their website at http://www.pegasuswirelesscorp.com/.


NOTES ABOUT FORWARD-LOOKING STATEMENTS Statements contained in this release, which are not historical facts, may be considered "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on current expectations and the current economic environment. We caution the reader that such forward-looking statements are not guarantees of future performance. Unknown risks and uncertainties as well as other uncontrollable or unknown factors could cause actual results to materially differ from the results, performance or expectations expressed or implied by such forward-looking statements. These factors include, but are not limited to,
(i) our ability to complete successful acquisitions of complementary companies, products and technologies; (ii) our ability to attract and retain customers; and
(iii) our ability to gain market share. Consequently, all of the forward-looking statements made in this news release are qualified by these cautionary statements, and there can be no assurance that the actual results anticipated by Pegasus Wireless will be realized, or if substantially realized, that they will have the expected consequences to or effects on Pegasus Wireless or its business or operations.

Pegasus Wireless Corporation
Jasper Knabb, 800-770-6698 or 510-490-8288 ext. 202
ir@pegasuswirelesscorp.com